CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share	29,293,409	$43.74	$1,281,293,709.66	$129,026.28

(1)	Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the common stock on October 30, 2015, as reported on the New York Stock Exchange.

(2)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-201417

PROSPECTUS SUPPLEMENT
(To the prospectus dated January 9, 2015)

29,293,409 Shares

CIT Group Inc.

Common Stock

This prospectus supplement relates to the offer and resale by the IMB Holdco LLC interest holders and their permitted transferees identified in this prospectus supplement, which we refer to as the selling securityholders, of up to an aggregate 29,293,409 shares of our common stock, par value $0.01 per share. We issued these shares of our common stock to such selling securityholders in connection with our acquisition of IMB Holdco LLC (the parent company of OneWest Bank N.A.), which we refer to in this prospectus supplement as OneWest Bank.

We will not receive any proceeds from the sale of our common stock by the selling securityholders.

The selling securityholders identified in this prospectus supplement may offer up to half of their shares of our common stock registered hereby on or after November 1, 2015 and all of their shares registered hereby from time to time on or after January 30, 2016, through public or private transactions. The shares of our common stock offered by the selling securityholders pursuant to this prospectus supplement may be sold at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices. See “Plan of Distribution.”

Our common stock is listed on the New York Stock Exchange (the “NYSE”), under the symbol “CIT”. The last reported sale price of our common stock on the NYSE on October 30, 2015 was $43.00 per share.

Investing in our common stock involves risks. See “Risk Factors” on page 7 of the accompanying prospectus and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014 to read about factors you should consider before buying our securities.

These securities are not bank deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, instrumentality or authority.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is November 2, 2015

Prospectus

Neither we nor any selling securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectuses prepared by, or on behalf of, us or to which we have referred you. Neither we nor any selling securityholder takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any of the securities.

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About this Prospectus Supplement

Except as the context otherwise requires, or as otherwise specified or used in this prospectus supplement or the accompanying prospectus, the terms “we,” “our,” “us,” “the Company,” “CIT,” “CIT Group” and “CIT Group Inc.” refer only to CIT Group Inc. and not to any of its subsidiaries. References in this prospectus supplement to “U.S. dollars” or “U.S. $” or “$” are to the currency of the United States of America.

This prospectus supplement describes the terms of the offering of our common stock by the selling securityholders. It also supplements the information contained in the prospectus under “Selling Securityholders.” If information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement will control, and you should not rely on the information in the prospectus to that extent.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of our common stock. We are not making any representation to you regarding the legality of an investment in our common stock by you under applicable investment or similar laws.

The distribution of this prospectus supplement or the accompanying prospectus and the offer, sale and delivery of shares of our common stock may be restricted by law in some jurisdictions. If you receive this prospectus supplement or the accompanying prospectus, you must inform yourself about, and observe, any such restrictions. This prospectus supplement and the accompanying prospectus are not an offer to sell common stock nor a solicitation of an offer to buy common stock in any state where the offer or sale is not permitted.

You should read both this prospectus supplement and the accompanying prospectus together with the additional information described under “Where You Can Find More Information.”

Where You Can Find More Information

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.cit.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement.

The SEC allows us to incorporate by reference into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished (such as information furnished pursuant to Item 2.02 or 7.01 of Form 8-K), under applicable SEC rules, rather than filed, until the completion of this offering:

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed on February 20, 2015, which we refer to in this prospectus supplement as our 2014 Annual Report;

•	the information response to Part III of Form 10-K for the fiscal year ended December 31, 2014, provided in our Proxy Statement on Schedule 14A for the 2015 Annual Meeting of Stockholders, filed on April 2, 2015;
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•	our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2015, filed on May 7, 2015 and for the quarterly period ended June 30, 2015, filed on August 5, 2015;

•	our Current Reports on Form 8-K filed with the SEC on January 21, 2015, January 27, 2015 (excluding Item 7.01 and Exhibit 99.2), February 9, 2015, April 21, 2015, April 28, 2015 (excluding Item 7.01 and Exhibit 99.2), May 13, 2015, July 27, 2015, July 28, 2015 (excluding Item 7.01 and Exhibit 99.2), August 3, 2015, October 19, 2015, October 23, 2015 (excluding Item 7.01 and Exhibit 99.1) and November 3, 2015 (excluding Item 7.01 and Exhibit 99.2) and our Current Report on Form 8-K/A filed with the SEC on October 16, 2015 (excluding Item 7.01 and Exhibit 99.2); and

•	our Registration Statement on Form 8-A, filed on December 9, 2009 (to the extent not superseded by the information under the caption “Description of Capital Stock” in the accompanying prospectus).

You may request a copy of these filings at no cost from our Investor Relations Department, 1 CIT Drive, Livingston, NJ 07039 or by telephone at (973) 740-5000 or you may obtain them from our website www.cit.com. Except for the documents specifically incorporated by reference into this prospectus supplement, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus supplement.

Forward-Looking Statements

This prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are subject to known and unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

•	our liquidity risk and capital management, including our capital plan, leverage, capital ratios, and credit ratings, our liquidity plan, and our plans and the potential transactions designed to enhance our liquidity and capital, and for a return of capital,

•	our plans to change our funding mix and to access new sources of funding to broaden our use of deposit taking capabilities,

•	our integration of OneWest Bank,

•	our potential acquisitions plans and the integration risks inherent in such plans,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	our funding, borrowing costs and net finance revenue,

•	our operational risks, including success of systems enhancements and expansion of risk management and control functions,
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•	our mix of portfolio asset classes, including changes resulting from growth initiatives, new business initiatives, new products, acquisitions and divestitures, new business and customer retention,

•	legal risks, including related to the enforceability of our agreements and to changes in laws and regulations,

•	our growth rates,

•	our commitments to extend credit or purchase equipment, and

•	how we may be affected by legal proceedings.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors, in addition to those disclosed under the caption “Item 1A. Risk Factors” in our 2014 Annual Report, that could cause such differences include, but are not limited to:

•	capital markets liquidity,

•	risks of and/or actual economic slowdown, downturn or recession,

•	industry cycles and trends,

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks,

•	adequacy of reserves for credit losses,

•	risks inherent in changes in market interest rates and quality spreads,

•	funding opportunities, deposit taking capabilities and borrowing costs,

•	conditions and/or changes in funding markets and our access to such markets, including secured and unsecured term debt and the asset-backed securitization markets,

•	risks of implementing new processes, procedures, and systems,

•	risks associated with the value and recoverability of leased equipment and lease residual values,

•	risks of failing to achieve the projected revenue growth from new business initiatives or the projected expense reductions from efficiency improvements,

•	application of fair value accounting in volatile markets,

•	application of goodwill accounting in a recessionary economy,

•	changes in laws or regulations governing our business and operations, or affecting our assets, including our operating lease equipment,

•	changes in competitive factors,
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•	demographic trends,

•	customer retention rates,

•	the risks associated with dispositions of businesses or asset portfolios, including how to replace the income associated with such businesses or portfolios and the risk of residual liabilities from such businesses or portfolios,

•	the risks associated with acquisitions of businesses or asset portfolios and the risks of integrating such acquisitions, including our integration of OneWest Bank, and

•	regulatory changes and/or developments.

Any or all of our forward-looking statements in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein may turn out to be wrong, and there are no guarantees regarding our performance. We do not assume any obligation to update any forward-looking statement for any reason.

The Offering

This prospectus supplement relates to the offer and resale of shares of our common stock held by the selling securityholders identified under the section “Selling Securityholders.” The shares of our common stock that may be offered by each such selling securityholder using this prospectus supplement represent shares of our common stock that we issued to each such selling securityholder in connection with our acquisition of OneWest Bank.

Use of Proceeds

All of the shares of our common stock being offered hereby are being sold by the selling securityholders identified in this prospectus supplement. We will not receive any proceeds from the sale of our common stock by the selling securityholders.

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Selling securityholders

This prospectus supplement relates to the resale of shares of our common stock held by the selling securityholders listed in the table below. The selling securityholders acquired these shares from us in connection with our acquisition of OneWest Bank on August 3, 2015. Concurrent with our entry into the Agreement and Plan of Merger to acquire OneWest Bank, we entered into a Stockholders Agreement, dated July 21, 2014, with the IMB Holdco LLC interest holders listed on the signature pages thereto (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, we agreed to file a registration statement with the SEC covering the public resale of common stock beneficially owned by the IMB Holdco LLC interest holders and their permitted transferees.

Pursuant to the Stockholders Agreement, the selling securityholders may not sell their shares of common stock received in connection with our acquisition of OneWest Bank prior to November 1, 2015 and may not sell more than half of their shares of common stock received in connection with our acquisition of OneWest Bank prior to January 30, 2016, except in either case for transfers to permitted transferees. In addition, the selling securityholders may not transfer any shares of common stock received in connection with our acquisition of OneWest Bank to a person or group who, to the knowledge of such selling securityholder, would beneficially own 5% or more of our outstanding common stock following such transfer, subject to certain exceptions.

The table below sets forth certain information known to us with respect to the beneficial ownership of shares of our common stock held by the selling securityholders as of October 29, 2015 based on 200,968,382 shares of common stock outstanding on that date. Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. In computing the number of shares of common stock beneficially owned by the selling securityholders and the percentage ownership of the selling securityholders, we deemed to be outstanding all shares of common stock subject to options or other convertible securities held by the selling securityholders that are currently exercisable or releasable or that will become exercisable or releasable within 60 days of October 29, 2015.

For purposes of the table below, we assumed that each selling securityholder will sell all its shares of common stock covered by this prospectus supplement.

Because the selling securityholders may sell, transfer, or otherwise dispose of all, some, or none of the shares of our common stock covered by this prospectus supplement, we cannot determine the number of such shares that will be sold, transferred, or otherwise disposed of by the selling securityholders, or the amount or percentage of shares of our common stock that will be held by the selling securityholders upon termination of any particular offering. See “Plan of Distribution.”

Unless otherwise described below, to our knowledge, none of the selling securityholders has held any position or office or had any other material relationship with us or our affiliates during the three years prior to the date of this prospectus supplement.

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Name of Selling Securityholder	Shares of Common Stock Beneficially Owned Prior to this Offering		Shares of Common Stock Being Offered	Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Paulson Credit Opportunities Master Ltd.(1)	2,628,806	1.31%	2,628,806	—	—
Paulson Special Situations Master Fund Ltd.(1)	4,378,540	2.18%	4,378,540	—	—
JCF III HoldCo I L.P.(2)	7,003,500	3.48%	7,003,500	—	—
JCF III Co-Invest Partners I L.P.(2)	3,845	*	3,845	—	—
MSD Financial Investments, LLC(3)	4,382,746	2.18%	4,382,746	—	—
Trident IV, L.P.(4)	4,093,086	2.04%	4,093,086	—	—
Trident IV Professionals Fund, L.P.(4)	69,540	*	69,540	—	—
SPC OneWest LLC(4)	35,050	*	35,050	—	—
Quantum Strategic Partners Ltd.(5)	2,801,256	1.39%	2,801,256	—	—
American Capital Partners, LLC(6)	1,774,970	*	1,774,970	—	—
The Steven T. Mnuchin Revocable Trust(7)	1,591,150	*	1,591,150	—	—
The Steven Mnuchin Dynasty Trust I(8)	530,920	*	530,920	—	—

*    Less than 1%.

(1)	Prior to our acquisition of OneWest Bank, Paulson Credit Opportunities Master Ltd. and Paulson Special Situations Master Fund Ltd. had the ability to appoint, and appointed, one director and an observer to the IMB Holdco LLC board of directors. Paulson & Co. Inc. has investment authorities for Paulson Credit Opportunities Master Ltd. and Paulson Special Situations Master Fund Ltd. and may be deemed to share voting power and investment power over the shares held by Paulson Credit Opportunities Master Ltd. and Paulson Special Situations Master Fund Ltd. that are being registered for resale in this prospectus supplement. John Paulson is the President and sole Director of Paulson & Co. Inc. John Paulson and Paulson & Co. Inc. disclaim beneficial ownership of such shares and does not admit it is the beneficial owner of such shares.

(2)	Prior to our acquisition of OneWest Bank, JCF III HoldCo I L.P. and JCF III Co-Invest Partners L.P. had the ability to appoint, and appointed, one director and one observer to the IMB Holdco LLC board of directors. The general partner of JCF III HoldCo I L.P. and JCF III Co-Invest Partners L.P. is JCF III AIV I GP LP, the general partner of which is JCF III AIV I GP Ltd, the sole member of which is J. Christopher Flowers. As such, Mr. Flowers has indirect voting and investment control over the shares held by JCF III HoldCo I L.P. and JCF III Co-Invest Partners L.P. that are being registered for resale in this prospectus supplement. Mr. Flowers disclaims beneficial ownership of such shares and does not admit that he is the beneficial owner of such shares.

(3)	Prior to our acquisition of OneWest Bank, MSD Financial Investments, LLC had the ability to appoint and appointed one director to the IMB Holdco LLC board of directors. MSD Financial Investments is the direct owner of the shares held by MSD Financial Investments, LLC that are being registered for resale in this prospectus supplement. MSD Partners, L.P. is the sole manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Financial Investments. MSD Partners (GP), LLC is the general partner of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners, L.P. Each of Glenn R. Fuhrman and Marc R. Lisker is a manager of, and may be deemed to beneficially own securities beneficially owned by, MSD Partners (GP), LLC.

(4)	Prior to our acquisition of OneWest Bank, Trident IV, L.P., Trident IV Professionals Fund, L.P. and SPC OneWest LLC had the ability to appoint and appointed one director to the IMB Holdco LLC board of directors. Trident Capital IV, L.P. holds voting and investment power with respect to the shares being registered for resale in this prospectus supplement that are, or may be deemed to be, beneficially owned by Trident IV, L.P. Stone Point GP Ltd. holds voting and investment power with respect to the shares being registered for resale in this prospectus supplement that are, or may be deemed to be, beneficially owned by Trident IV Professionals Fund, L.P. In its role as manager, Stone Point Capital LLC has authority to exercise voting rights of such shares on behalf of Trident IV, L.P., Trident IV Professionals Fund, L.P. and SPC OneWest LLC. The voting members of Stone Point Capital LLC are Charles A. Davis, Stephen Friedman, James D. Carey, David J. Wermuth and Nicolas D. Zerbib. Each of the single member limited liability companies (and the related individuals) that is a general partner of Trident Capital IV, L.P. and Stone Point GP Ltd. has disclaimed beneficial ownership of the shares being registered for resale in this prospectus supplement that are, or may be deemed to be, beneficially owned by Trident IV, L.P. and Trident IV Professionals Fund, L.P.

(5)	Prior to our acquisition of OneWest Bank, Quantum Strategic Partners Ltd. (“QSP”) appointed one director to the IMB Holdco LLC board of directors. Soros Fund Management LLC (“SFM LLC”) serves as principal investment manager to QSP. As such, SFM LLC has been granted investment discretion over portfolio investments held by QSP, including the
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2,801,256 shares of common stock held by QSP being registered for resale in this prospectus supplement. George Soros serves as the Chairman of SFM LLC and Robert Soros serves as the President and Deputy Chairman of SFM LLC.

(6)	Until February 2014, American Capital Partners, LLC had the ability to appoint, and appointed, one director to the IMB Holdco LLC board of directors. From February 2014 until our acquisition of OneWest Bank, American Capital Partners, LLC had the ability to appoint, and appointed, an observer to the IMB Holdco LLC board of directors. Michael Karfunkel has investment authority for American Capital Partners, LLC and may be deemed to share voting power and investment power over the American Capital Partners, LLC shares that are being registered for resale in this prospectus supplement.

(7)	Steven T. Mnuchin is the trustee of The Steven T. Mnuchin Revocable Trust. Prior to our acquisition of OneWest Bank, Steven T. Mnuchin served as chief executive officer and chairman of the IMB Holdco LLC board of directors and chairman of OneWest Bank N.A. in each of the past three years, and currently serves as vice chairman and director of CIT Group Inc. Steven T. Mnuchin has investment authority for The Steven T. Mnuchin Revocable Trust and may be deemed to share voting power and investment power over the shares held by The Steven T. Mnuchin Revocable Trust that are being registered for resale in this prospectus supplement.

(8)	Charles T. Dowling is the trustee of The Steven Mnuchin Dynasty Trust I. Prior to our acquisition of OneWest Bank, Steven T. Mnuchin served as chief executive officer and chairman of the IMB Holdco LLC board of directors and chairman of OneWest Bank N.A. in each of the past three years, and currently serves as vice chairman and director of CIT Group Inc. Steven T. Mnuchin and Charles T. Dowling have investment authority for The Steven Mnuchin Dynasty Trust I and may be deemed to share voting power and investment power over the shares held by The Steven Mnuchin Dynasty Trust I that are being registered for resale in this prospectus supplement.

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Plan of Distribution

The selling securityholders, which as used herein includes transferees permitted pursuant to the Stockholders Agreement selling shares received after the date of this prospectus supplement from a selling securityholder, may, from time to time on or after November 1, 2015, sell, transfer, or otherwise dispose of any or all of their shares of our common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions. Pursuant to the Stockholders Agreement, the selling securityholders may not sell their shares of common stock received in connection with our acquisition of OneWest Bank prior to November 1, 2015, and may not sell more than half of their shares of common stock received in connection with our acquisition of OneWest Bank prior to January 30, 2016, except in either case for transfers to permitted transferees. In addition, the selling securityholders may not transfer any shares of common stock received in connection with our acquisition of OneWest Bank to a person or group who, to the knowledge of such selling securityholder, would beneficially own 5% or more of our outstanding common stock following such transfer, except through a broadly distributed underwritten offering and certain other instances permitted pursuant to the Stockholders Agreement.

The selling securityholders will act independently of us in making decisions with respect to the timing, manner, and size of any such sale, transfer, or other disposition. These dispositions may be at market prices prevailing at the time of sale, at prices related to such market prices, at a fixed price or prices subject to change, or at negotiated prices.

There is no underwriter or coordinating broker acting in connection with the proposed resale of shares of our common stock by the selling securityholders. Pursuant to the Stockholders Agreement, after November 1, 2015, the selling securityholders holding a majority of the then-outstanding shares of our common stock received by the IMB Holdco LLC interest holders in the OneWest Bank acquisition may require that we cooperate in undertaking an underwritten offering by the selling securityholders of shares of our common stock. We will only be required to participate in one such underwritten offering. In addition, after November 1, 2015, the selling securityholders will be entitled to register the resale of any of their unsold shares of our common stock alongside any offering of our common stock or other equity interests that we may undertake. The selling securityholders may also sell shares of our common stock under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus supplement. To the extent permitted by the Stockholders Agreement, the selling securityholders may transfer, devise, or gift such shares by other means not described in this prospectus supplement.

The selling securityholders are not obligated to, and there is no assurance that the selling securityholders will, sell all or any of the shares of our common stock that we are registering.

A selling securityholder who is a CIT employee or director, a member of a CIT employee’s or director’s household or an entity controlled by a CIT employee or director, is subject to the trading restrictions in our securities trading policy and may only dispose of shares of our common stock or interests therein during open trading windows. The selling securityholders may use any one or more of the following methods when disposing of shares of our common stock or interests therein:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions other than on these exchanges or systems or in the over-the-counter market;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
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•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	broker-dealers may agree with a selling securityholder to sell a specified number of such shares of common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law and the securities trading policy, if applicable.

A selling securityholder who is not a CIT employee or director, a member of a CIT employee’s or director’s household, an entity controlled by a CIT employee or director or otherwise subject to our securities trading policy, may also enter into option, derivative, or hedging transactions with respect to the shares of our common stock, and any related offers or sales of shares may be made pursuant to this prospectus supplement. For example, such selling securityholder may:

•	enter into transactions involving short sales of the shares of common stock by broker-dealers in the course of hedging the positions they assume with selling securityholders;

•	sell shares short themselves and deliver the shares of common stock registered hereby to settle such short sales or to close out stock loans incurred in connection with their short positions;

•	write call options, put options, or other derivative instruments (including exchange-traded options or privately negotiated options) with respect to the shares of common stock, or which they settle through delivery of the shares of common stock;

•	enter into option transactions or other types of transactions that require the selling securityholder to deliver shares of common stock to a broker-dealer or other financial institution, who may then resell or transfer the shares of common stock under this prospectus supplement;

•	pledge the shares of common stock as collateral for a loan, which shares may then be sold if the selling securityholder defaults; or

•	lend the shares of common stock to a broker-dealer or other financial institution, which may sell the lent shares.

These option, derivative, and hedging transactions may require the delivery to a broker-dealer or other financial institution of shares of common stock offered hereby, and such broker-dealer or other financial institution may resell such shares of common stock pursuant to this prospectus supplement.

The aggregate proceeds to the selling securityholders from the sale of shares of our common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of our common stock to be made directly or through agents.

Broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. Any profits on the resale of shares of our common stock by a broker-dealer acting as principal

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might be deemed to be underwriting discounts or commissions under the Securities Act. Discounts, concessions, commissions, and similar selling expenses, if any, attributable to the sale of shares of our common stock will be borne by a selling securityholder. The selling securityholders may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares of our common stock if liabilities are imposed on that person under the Securities Act.

The selling securityholders, broker-dealers, or agents that participate in the sale of the common stock may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act and may be subject to the prospectus delivery requirements of the Securities Act. Any discounts, commissions, concessions, or profit they earn on any resale of the shares of our common stock may be underwriting discounts and commissions under the Securities Act.

To the extent required, the shares to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealers, or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

Our common stock is listed on the NYSE under the symbol “CIT”.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of shares of our common stock in the market and to the activities of the selling securityholders and their affiliates.

In order to comply with the securities laws of some states, if applicable, shares of our common stock may be sold in these jurisdictions only through registered or licensed broker-dealers. In addition, in some states shares of our common stock may not be offered or sold unless registered or qualified for sale, or an exemption from registration or qualification requirements is available and is complied with.

We will not receive any of the proceeds from the sale of our common stock pursuant to this offering. We are required to pay certain fees and expenses incurred by us incident to the registration and listing of the shares of our common stock, which do not include the selling securityholders’ legal fees, underwriting discounts, selling commissions, or transfer taxes. We have agreed with the selling securityholders to keep the registration statement of which this prospectus supplement forms a part effective until the resale by the selling securityholders of all the shares registered hereby. We may under certain circumstances suspend the use of this prospectus supplement by the selling securityholders for offers and resales of our common stock. We have agreed to indemnify the selling securityholders in connection with certain Securities Act and Exchange Act liabilities. We estimate our expenses associated with this prospectus supplement to be $185,000.

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PROSPECTUS

CIT GROUP INC.

SENIOR DEBT SECURITIES
SUBORDINATED DEBT SECURITIES
COMMON STOCK
PREFERRED STOCK
WARRANTS

CIT Group Inc. may offer and sell from time to time, in one or more series or issuances and on terms determined at the time of the offering, senior debt securities, subordinated debt securities, common stock, preferred stock, warrants, or any combination thereof. The IMB Holdco LLC interest holders listed on the signature pages (the “OneWest Holders”) to the Stockholders Agreement, dated July 21, 2014 (the “Stockholders Agreement”), among CIT Group Inc. and the OneWest Holders, or in certain cases, other permitted transferees of registration rights held by the OneWest Holders (any such permitted transferees, together with the OneWest Holders, the “Selling Securityholders”) may offer and sell shares of common stock issued in connection with the Stockholders Agreement, from time to time in amounts, at prices and on other terms to be determined at the time of the offering. We or any Selling Securityholder may sell the securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on an immediate, continuous or delayed basis. See “Plan of Distribution.”

We will provide the specific terms and prices of the securities that we may offer and the names of any underwriters, dealers or agents involved in the sale of any securities in supplements to this prospectus. The prospectus supplements may also add to, update or change information contained in this prospectus. This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement. You should read this prospectus and any applicable prospectus supplement carefully before you invest in the securities.

Our common stock is listed on the New York Stock Exchange under the symbol “CIT”.

Investing in these securities involves risks. See “Risk Factors” on page 7 of this prospectus, and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus, to read about factors you should consider before buying our securities.

These securities are not bank deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency, instrumentality or authority.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 9, 2015

Neither we nor any Selling Securityholder has authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectuses prepared by, or on behalf of, us or to which we have referred you. Neither we nor any Selling Securityholder, underwriter, dealer or agent takes any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. The information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of those documents, regardless of the time of delivery of those documents or any of the securities.

ABOUT THIS PROSPECTUS

The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which we otherwise refer you. This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf-registration process or continuous offering process. Under this shelf-registration or continuous offering process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings, and any Selling Securityholder may sell our common stock in one or more offerings.

This prospectus provides you with a general description of the securities we or any Selling Securityholder may offer. Each time we or any Selling Securityholder sell or issue securities, we will provide a prospectus supplement, and, if applicable, a pricing supplement, that will contain specific information about the terms of that specific offering of securities and the specific manner in which they may be offered. References to a prospectus supplement in this prospectus may also refer to an applicable pricing supplement. Such prospectus supplement and any applicable pricing supplement may also add to, update or change any of the information contained in this prospectus. Such prospectus supplement and any applicable pricing supplement may also contain information about any material U.S. federal income tax considerations relating to the securities described in such prospectus supplement. You should read this prospectus, any applicable prospectus supplement and any applicable pricing supplement, together with the additional information described under “Where You Can Find More Information.” You should read the entire prospectus and the applicable prospectus supplement, including the information incorporated by reference, before making an investment decision.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site www.sec.gov or at the SEC’s public reference room mentioned under the heading “Where You Can Find More Information.”

As used in this prospectus, the terms “CIT Group Inc.,” “CIT Group,” “CIT,” “we,” “us,” “our” and “the company” refer to CIT Group Inc. and not any of its subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting and information requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, as a result, we file periodic and current reports, proxy statements and other information with the SEC. SEC filings are available to the public at the SEC’s website at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. We make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website at www.cit.com as soon as reasonably practicable after those reports and other information are filed with or furnished to the SEC. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

The SEC allows us to incorporate by reference into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, other than any portions of the respective filings that were furnished (such as information furnished pursuant to Item 2.02 or 7.01 of Form 8-K), under applicable SEC rules, rather than filed, until we complete our offerings of the securities:

•	our Annual Report on Form 10-K for the year ended December 31, 2013, filed on February 28, 2014 (the “2013 10-K”);

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the information responsive to Part III of Form 10-K for the fiscal year ended December 31, 2013, provided in our Proxy Statement on Schedule 14A for the 2014 Annual Meeting of Stockholders, filed on April 3, 2014;

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our Quarterly Reports on Form 10-Q for the period ending March 31, 2014, filed on May 9, 2014, for the period ending June 30, 2014, filed on August 6, 2014, and for the period ending September 30, 2014, filed on November 7, 2014;

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our Current Reports on Form 8-K filed on January 22, 2014, January 28, 2014 (excluding Item 7.01 and Exhibit 99.3), February 19, 2014, February 19, 2014, April 16, 2014, April 17, 2014, April 23, 2014, April 29, 2014 (excluding Item 7.01 and Exhibit 99.2), May 15, 2014, June 25, 2014 (excluding Item 7.01 and Exhibit 99.1), July 16, 2014, July 22, 2014 (excluding Item 7.01 and Exhibit 99.2), July 25, 2014, August 4, 2014, October 9, 2014, October 9, 2014, October 10, 2014 and October 28, 2014 (excluding Item 7.01 and Exhibit 99.2); and

•	our Registration Statement on Form 8-A, filed on December 9, 2009 (to the extent not superseded by the information contained herein under the caption “Description of Capital Stock”).

You may request a copy of these filings at no cost from our Investor Relations Department, 11 West 42nd Street, New York, New York 10036, toll free telephone 1-866-54-CITIR (1-866-542-4847), or you may obtain them from our website www.ir.cit.com. Except for the documents specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement, the documents incorporated by reference in this prospectus or in any accompanying prospectus supplement, and other written reports and oral statements made from time to time by the company may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “could,” “expect,” “estimate,” “forecast,” “intend,” “plan,” “potential,” “project,” “target” and similar expressions are generally intended to identify forward-looking statements. Any forward-looking statements contained in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference in this prospectus are subject to unknown risks, uncertainties and contingencies. Forward-looking statements are included, for example, in the discussions about:

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our liquidity risk and capital management, including our capital plan, leverage, capital ratios and credit ratings, our liquidity plan, and our plans and the potential transactions designed to enhance our liquidity and capital, and for a return of capital,

•	our plans to change our funding mix and to access new sources of funding to broaden our use of deposit taking capabilities,

•	our credit risk management and credit quality,

•	our asset/liability risk management,

•	our funding, borrowing costs and net finance revenue,

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our operational risks, including success of systems enhancements and expansion of risk management and control functions, our mix of portfolio asset classes, including growth initiatives, new business initiatives, new products, acquisitions and divestitures, new business and customer retention,

•	legal risks, including those related to the enforceability of our agreements and to changes in laws and regulations,

•	our growth rates,

•	our commitments to extend credit or purchase equipment, and

•	how we may be affected by legal proceedings.

All forward-looking statements involve risks and uncertainties, many of which are beyond our control, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors, in addition to those disclosed under the caption “Risk Factors” beginning on page 7 of this prospectus and under the caption “Risk Factors” in our 2013 10-K that could cause such differences include, but are not limited to:

•	capital markets liquidity,

•	risks of and/or actual economic slowdown, downturn or recession,

•	industry cycles and trends,

•	uncertainties associated with risk management, including credit, prepayment, asset/liability, interest rate and currency risks,

•	adequacy of reserves for credit losses,

•	risks inherent in changes in market interest rates and quality spreads,

•	funding opportunities, deposit taking capabilities and borrowing costs,

•	conditions and/or changes in funding markets and our access to such markets, including secured and unsecured term debt and the asset-backed securitization markets,

•	risks of implementing new processes, procedures, and systems,

•	risks associated with the value and recoverability of leased equipment and lease residual values,

•	risks of achieving the projected revenue growth from new business initiatives or the projected expense reductions from efficiency improvements,

•	application of fair value accounting in volatile markets,

•	application of goodwill accounting in a recessionary economy,

•	changes in laws or regulations governing our business and operations, or affecting our assets, including our operating lease equipment,

•	changes in competitive factors,

•	demographic trends,

•	customer retention rates,

•	our ability to complete any announced acquisition, and if completed, our ability to integrate operations and to realize the full extent of the anticipated benefits of any acquisition,

•	future acquisitions and dispositions of businesses or asset portfolios, and

•	regulatory changes and/or developments.

Any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement, and the documents incorporated by reference herein and therein may turn out to be wrong, and there are no guarantees about our performance. We do not assume the obligation to update any forward-looking statement for any reason.

RISK FACTORS

Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors included in the prospectus supplement or incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q and other SEC filings filed after such annual report. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. See “Where You Can Find More Information” in this prospectus.

USE OF PROCEEDS

Unless the applicable prospectus supplement indicates otherwise, we intend to use the net proceeds from the sale of any securities for general corporate purposes and/or to refinance outstanding indebtedness. CIT has not yet determined the amounts that we may use in connection with our business or that we may furnish to our subsidiaries.

We will not receive any of the proceeds from the sale of shares of common stock by any Selling Securityholder.

DESCRIPTION OF DEBT SECURITIES

This section contains a description of the general terms and provisions of the debt securities that may be offered by this prospectus. The following description of the indentures and our debt securities is only a summary of the material terms, does not purport to be complete and may be supplemented in amendments to the registration statement of which this prospectus is a part and in prospectus supplements. The material specific financial, legal and other terms as well as any material U.S. federal income tax consequences particular to each series of debt securities will be described in the prospectus supplement relating to the securities of that series. Such prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. Thus, the statements in this section may not apply to your securities. For a complete description of the terms of a particular series of debt securities, you should read this prospectus, any amendments to the registration statement of which this prospectus is a part, the prospectus supplement relating to that particular series and the provisions of the applicable indenture, as supplemented, pursuant to which the particular series of debt securities is issued.

General

In this prospectus, “debt securities” refers to both our senior debt securities and our subordinated debt securities. We may issue an unlimited aggregate principal amount of senior debt securities pursuant to the indenture, dated as of March 15, 2012 (the “Senior Indenture”), among CIT and Wilmington Trust, National Association, as trustee (the “Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, security registrar and authenticating agent. The Senior Indenture may be supplemented from time to time. Unless otherwise specified in the prospectus supplement relating to the securities of any given series, the senior debt securities will not be secured by any property or assets of CIT. Thus, by owning a senior debt security, you are one of our unsecured creditors.

We may issue subordinated debt securities pursuant to a subordinated debt indenture that we may enter into between us and a bank, trust company or other financial instruction as trustee and paying agent, security registrar and authenticating agent (the “Subordinated Indenture”). We will describe the Subordinated Indenture under which we issue any subordinated debt securities in the applicable prospectus supplement, and we will file that Subordinated Indenture with the SEC, either as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a current report on Form 8-K. Such Subordinated Indenture may be supplemented from time to time.

We urge you to read the Senior Indenture and any Subordinated Indenture, including any supplements, in their entirety because the applicable indenture, and not this description, will define your rights as a beneficial holder of debt securities.

We are a Holding Company

We conduct a substantial portion of our operations primarily through our subsidiaries, and our subsidiaries hold a substantial portion of our assets. Accordingly, our cash flow and our ability to meet our obligations under the debt securities will be largely dependent on the cash flow and earnings of our subsidiaries and the distribution or other payment of these cash flows and earnings to us in the form of dividends, loans or advances and repayment to us of loans and advances made to our subsidiaries by us. Our subsidiaries are separate and distinct legal entities and have no obligation to pay the amounts that will be due on our debt securities or to make any funds available for payment of amounts that will be due on our debt securities. Because we are a holding company, our obligations under our debt securities will be effectively subordinated to all existing and future liabilities of our subsidiaries. Therefore, our rights, and the rights of our creditors, including the rights of the holders of the debt securities, to participate in any distribution of assets of any of our subsidiaries, if such subsidiary were to be liquidated or reorganized, are subject to the prior claims of such subsidiary’s creditors. To the extent that we may be a creditor with recognized claims against our subsidiaries, our claims will still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary that are senior to us.

Senior Debt Securities

The following summary of the material provisions of the Senior Indenture is qualified in its entirety by the provisions of the Senior Indenture, including definitions of certain terms used in the Senior Indenture.

Senior debt securities will rank equally in right of payment with our other senior indebtedness and ahead in right of payment of our subordinated debt securities. Any of our secured indebtedness will rank ahead in liquidation of the senior debt securities to the extent of the value of the assets securing such indebtedness.

Issuance in Series

We may issue the senior debt securities in one or more series with the same or various maturities, at par or a premium, or with original issue discount. The prospectus supplement relating to any series of senior debt securities being offered will include specific terms relating to the offering. These terms will include, among other terms, some or all of the following, as applicable:

•	the title and series of such debt securities, which may include medium-term debt securities;

•	the total principal amount of the series of debt securities and whether there shall be any limit upon the aggregate principal amount of such debt securities;

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if such debt securities are to be issuable as Registered Securities, as Bearer Securities or alternatively as Bearer Securities and Registered Securities, and whether the Bearer Securities are to be issuable with Coupons, without Coupons or both, and any restrictions applicable to the offer, sale or delivery of the Bearer Securities and the terms, if any, upon which Bearer Securities may be exchanged for Registered Securities and vice versa;

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if any of such debt securities are to be issuable in global form, when any of such debt securities are to be issuable in global form and (i) whether such debt securities are to be issued in temporary or permanent global form or both, (ii) whether beneficial owners of interests in any such global security may exchange such interests for debt securities of the same series and of like tenor and of any authorized form and denomination, and the circumstances under which any such exchanges may occur, if other than in the manner specified in the Senior Indenture, and (iii) the name of the Depositary or the U.S. Depositary, as the case may be, with respect to any such global debt security;

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if any of such debt securities are to be issuable as Bearer Securities or in global form, the date as of which any such Bearer Security or global security shall be dated (if other than the date of original issuance of the first of such Securities to be issued);

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if any of such debt securities are to be issuable as Bearer Securities, whether interest in respect of any portion of a temporary Bearer Security in global form payable in respect of an interest payment date therefor prior to the exchange, if any, of such temporary Bearer Security for definitive debt securities shall be paid to any clearing organization with respect to the portion of such temporary Bearer Security held for its account and, in such event, the terms and conditions (including any certification requirements) upon which any such interest payment received by a clearing organization will be credited to the Persons entitled to interest payable on such interest payment date;

•	the date or dates, or the method or methods, if any, by which such date or dates will be determined, on which the principal of the debt securities will be payable;

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the rate or rates at which such debt securities will bear interest, if any, which rate may be zero in the case of certain debt securities issued at an issue price representing a discount from the principal amount payable at maturity, or the method by which such rate or rates will be determined (including, if applicable, any remarketing option or similar method), and the date or dates from which such interest, if any, will accrue or the method by which such date or dates will be determined;

•	the date or dates on which interest, if any, on such debt securities will be payable and any regular record dates applicable to the date or dates on which interest will be so payable;

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the place or places where the principal of or any premium or interest on such debt securities will be payable, where any of such debt securities that are issued in registered form may be surrendered for registration of, transfer or exchange, and where any such debt securities may be surrendered for conversion or exchange;

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if such debt securities are to be redeemable at our option, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities may be redeemed, in whole or in part, at CIT’s option;

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provisions specifying whether CIT will be obligated to redeem or purchase any of such debt securities pursuant to any sinking fund or analogous provision or at the option of any holder of such debt securities and, if so, the date or dates on which, the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed or purchased, in whole or in part, pursuant to such obligation, and any provisions for the remarketing of such debt securities so redeemed or purchased;

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if other than minimum denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities to be issued in registered form will be issuable and, if other than a denomination of $5,000, the denominations in which any debt securities to be issued in bearer form will be issuable;

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provisions specifying whether the debt securities will be convertible into other securities of CIT and/or exchangeable for securities of CIT or other issuers and, if so, the terms and conditions upon which such debt securities will be so convertible or exchangeable;

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if other than the principal amount, the percentage of the principal amount (or the method by which such percentage will be determined) of such debt securities that will be payable upon declaration of acceleration of the maturity thereof;

•	if other than U.S. dollars, the currency of payment, including composite currencies, of the principal of, and any premium or interest on any of such debt securities;

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provisions specifying whether the principal of, and any premium or interest on such debt securities will be payable, at the election of CIT or a holder of debt securities, in a currency other than that in which such debt securities are stated to be payable and the date or dates on which, the period or periods within which, and the other terms and conditions upon which, such election may be made;

•	any index, formula or other method used to determine the amount of payments of principal of, any premium or interest on such debt securities;

•	provisions specifying whether such debt securities are to be issued in the form of one or more global securities and, if so, the identity of the depositary for such global security or securities;

•	any deletions from, modifications of or additions to the events of default or covenants of CIT with respect to such debt securities;

•	terms specifying whether the provisions described below under “—Legal Defeasance and Covenant Defeasance” will be applicable to such debt securities;

•	terms specifying whether any of such debt securities are to be issued upon the exercise of warrants, and the time, manner and place for such debt securities to be authenticated and delivered; and

•	any other terms of such debt securities and any other deletions from or modifications or additions to the Senior Indenture.

The prospectus supplement relating to debt securities being offered pursuant to this prospectus will be attached to the front of this prospectus.

We may from time to time, without the consent of the existing holders of the debt securities, create and issue additional debt securities of any series having the same terms and conditions as the previously issued debt securities of such series in all respects, except for the issue date, and in some cases the issue price and the first interest payment date, either of which may differ from the respective terms of the previously issued debt securities of that series; provided that any additional debt securities will only have the same CUSIP number as the original securities if they are fungible with the original securities for U.S. federal income tax purposes.

Certain Covenants Applicable to Senior Debt Securities

Unless otherwise specified in the applicable prospectus supplement, the following covenants will apply with respect to each series of senior debt securities issued under the Senior Indenture.

Negative Pledge Applicable to Senior Debt Securities

The Senior Indenture does not limit the amount of other securities that CIT or its subsidiaries may issue. However, the Senior Indenture contains a “Negative Pledge” that provides that after the date of the execution and delivery of the supplemental indenture and so long as any senior debt securities shall be outstanding, CIT will not pledge or otherwise subject to any lien (any such pledge or lien being hereinafter referred to as a “Lien”) any of its property or assets to secure Indebtedness for money borrowed, incurred, issued, assumed or guaranteed by CIT without thereby expressly securing the due and punctual payment of the principal of and interest on the senior debt securities equally and ratably with any and all other Indebtedness for borrowed money secured by such Lien, so long as any such other Indebtedness shall be so secured; provided, however, that this restriction shall not prohibit or otherwise restrict:

•	Liens existing on the Issue Date;

•	CIT from creating, incurring or suffering to exist upon any of its property or assets any Lien in favor of any of its Subsidiaries;

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CIT (i) from creating, incurring or suffering to exist a purchase money Lien upon any such property, assets, Capital Stock or Indebtedness acquired by CIT prior to, at the time of, or within one year after (1) in the case of physical property or assets, the later of the acquisition, completion of construction (including any improvements on existing property) or commencement of commercial operation of such property or (2) in the case of shares of Capital Stock, Indebtedness or other property or assets, the acquisition of such shares of Capital Stock, Indebtedness, property or assets, (ii) from acquiring property or assets subject to Liens existing thereon at the date of acquisition thereof, whether or not the Indebtedness secured by any such Lien is assumed or guaranteed by CIT, or (iii) from creating, incurring or suffering to exist Liens upon any property of any Person, which Liens exist at the time any such Person is merged with or into or consolidated with CIT (or becomes a Subsidiary of CIT) or which Liens exist at the time of a sale or transfer of the properties of any such Person as an entirety or substantially as an entirety to CIT;

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens in favor of the United States or any state thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute (including maintaining self-insurance or participating in any fund in connection with worker’s compensation, disability benefits, unemployment insurance, old age pensions or other types of social benefits, or joining in any other provisions or benefits available to companies participating in any such arrangements);

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens securing its obligations under letters of credit, Rate Management Transactions, bids, tenders, sales contracts, purchase agreements, repurchase agreements, reverse repurchase agreements, bankers’ acceptances, leases, surety and performance bonds, and other similar obligations, in each case, incurred in the ordinary course of business;

•	CIT from creating, incurring or suffering to exist Liens upon any real property acquired or constructed by CIT primarily for use in the conduct of its business;

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CIT from entering into any arrangement with any Person providing for the leasing by CIT of any property or assets, which property or assets have been or will be sold or transferred by CIT to such Person with the intention that such property or assets will be leased back to CIT, if the obligations in respect of such lease would not be included as liabilities on its consolidated balance sheet;

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CIT from creating, incurring or suffering to exist upon any of its property or assets Liens to secure non-recourse debt in connection with its engaging in any leveraged or single-investor or other lease transactions, whether (in the case of Liens on or relating to leases or groups of leases or the particular properties subject thereto) such Liens are on the particular properties subject to any leases involved in any of such transactions and/or the rental or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to the leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (A) such Liens are created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (B) such leases are in existence prior to, or are entered into by CIT at the time of or at any time after, the purchase or other acquisition by CIT of the properties subject to such leases;

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CIT from creating, incurring or suffering to exist (A) other consensual Liens in the ordinary course of its business that secure Indebtedness that, in accordance with generally accepted accounting principles, would not be included in total liabilities as shown on its consolidated balance sheet, or (B) Liens created by CIT in connection with any transaction intended by CIT to be a sale of its property or assets, provided that such Liens are upon any or all of the property or assets intended to be sold, the income from such property or assets and/or the proceeds of such property or assets;

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CIT from creating, incurring or suffering to exist Liens on property or assets financed through tax-exempt municipal obligations, provided that such Liens are only on the property or assets so financed;

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any extension, renewal, refinancing or replacement (or successive extensions, renewals, refinancings or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal, refinancing or replacement shall be limited to all or a part of the property or assets (or substitutions therefor) which secured the Lien so extended, renewed, refinanced or replaced (plus improvements on such property); and

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CIT from creating, incurring or suffering to exist any other Liens not otherwise permitted by any of the foregoing clauses above; provided that the maximum amount of Indebtedness secured by Liens in reliance on this clause shall not exceed, at the time of and after giving effect to the incurrence of any Indebtedness secured by a Lien in reliance on this clause, an amount equal to the greater of $900 million or 10% of the excess of its consolidated total assets over its consolidated liabilities, as shown on its balance sheet for the most recent fiscal quarter for which financial statements are publicly available in accordance with generally accepted accounting principles at the date of measurement.

For the purposes of this covenant described under the caption “Negative Pledge,” any contract by which title is retained as security (whether by lease, purchase, title retention agreement or otherwise) for the payment of a purchase price shall be deemed to be a purchase money Lien.

Nothing contained in this covenant described under the caption “Negative Pledge” or in the Senior Indenture shall prevent or be deemed to prohibit the creation, assumption or guaranty by CIT of any Indebtedness not secured by a Lien or the issuance by CIT of any debentures, notes or other evidences of Indebtedness not secured by a Lien, whether in the ordinary course of business or otherwise.

The entry by CIT into any contract, document, agreement or instrument (which shall include bank credit facilities, Rate Management Transactions and loan agreements), in the ordinary course of business or otherwise, which contract, document agreement or instrument may provide for or contain a right of set-off or other similar right between CIT and such other party to the contract, document agreement or instrument shall not result in, or be deemed to constitute, the creation or incurrence of a “Lien” as such term is used in the Senior Indenture.

Consolidation, Merger or Sale

CIT will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not CIT is the surviving corporation); or (2) sell, assign, transfer, convey, lease or otherwise dispose of all or substantially all of the properties or assets of CIT and its Subsidiaries, taken as a whole, in one or more related transactions, to another Person, unless:

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either: (a) CIT is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CIT) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a Person organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

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the Person formed by or surviving any such consolidation or merger (if other than CIT) or the Person to which such sale, assignment, transfer, conveyance or other applicable disposition has been made assumes by contract or operation of law all the obligations of CIT under the debt securities and the Senior Indenture pursuant to agreements reasonably satisfactory to the Trustee; and

•	immediately after, and upon giving effect to, such transaction, no Default or Event of Default exists.

This “Consolidation, Merger or Sale” covenant will not apply to:

•	a merger of CIT with an Affiliate solely for the purpose of reincorporating CIT in another jurisdiction; or

•	any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among CIT and its Subsidiaries.

Events of Default

Each of the following is an “Event of Default” with respect to each series of senior debt securities:

•	default for 30 days in the payment when due of interest on the debt securities of such series;

•	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the debt securities of such series;

•	failure for 3 business days by CIT to comply with the provisions described under the caption “—Certain Covenants—Consolidation, Merger or Sale”;

•

failure by CIT for 60 days after written notice to CIT by the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of such series outstanding voting as a single class to comply with any of the other agreements in the Senior Indenture;

•

default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CIT (or the payment of which is guaranteed by CIT), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

•	is a Payment Default; or

•	results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250 million or more;

•

failure by CIT to pay final and non-appealable judgments entered by a court or courts of competent jurisdiction aggregating in excess of $250 million (net of any amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days; and

•

(x) a court of competent jurisdiction enters an order or decree under any applicable Bankruptcy Law that: (A) is for relief against CIT in an involuntary case; (B) appoints a Bankruptcy Custodian of CIT or for all or substantially all of the property of CIT; or (C) orders the liquidation of CIT; and the order or decree remains unstayed and in effect for 60 consecutive days; or (y) the commencement by CIT of a voluntary proceeding under any applicable bankruptcy, insolvency, reorganization (other than a reorganization under a foreign law that does not relate to insolvency) or other similar law or of a voluntary proceeding seeking to be adjudicated insolvent or the consent by CIT to the entry of a decree or order for relief in an involuntary proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law or to the commencement of any insolvency proceedings against it, or the filing by CIT of a petition or answer or consent seeking reorganization, arrangement, adjustment or composition of CIT under any such applicable law, or the consent by CIT to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or similar official of CIT or any substantial part of the property of CIT or the making by CIT of an assignment for the benefit of creditors, or the taking of corporate action by CIT in furtherance of any such action or the admitting in writing by CIT of its or their inability to pay its debts generally as they become due.

In the case of an Event of Default relating to bankruptcy proceedings, all outstanding senior debt securities will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding senior debt securities of any series, by notice to CIT, may declare all the senior debt securities of such series to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding senior debt securities of any series may direct the Trustee in its exercise of any trust or power with respect to such series. The Trustee may withhold from holders of the senior debt securities notice of any continuing Default or Event of Default so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers (as defined in the Senior Indenture) of the Trustee in good faith determine that the withholding of such notice is in the best interest of the holders of senior debt securities of such series, except a Default or Event of Default relating to the payment of principal, interest or premium, if any.

Subject to the provisions of the Senior Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Senior Indenture at the request or direction of any holders of senior debt securities unless such holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, or interest, when due, no holder of a debt security of such series may pursue any remedy with respect to the Senior Indenture or such senior debt securities unless:

•	such holder has previously given the Trustee notice that an Event of Default is continuing;

•	holders of at least 25% in aggregate principal amount of the then outstanding debt securities of such series have requested the Trustee to pursue the remedy;

•	such holders of senior debt securities have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

•	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

•

holders of a majority in aggregate principal amount of the then outstanding debt securities of such series have not given the Trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding senior debt securities of any series by notice to the Trustee may, on behalf of the holders of all of the debt securities of such series, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Senior Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the debt securities of such series.

CIT is required to deliver to the Trustee annually a statement regarding compliance with the Senior Indenture. Within 30 days after becoming aware of any Default or Event of Default, CIT is required to deliver to the Trustee a statement specifying such Default or Event of Default.

Amendment, Supplement and Waiver

Except as provided in the succeeding paragraphs, the Senior Indenture and the senior debt securities may be amended or supplemented as they relate to any series of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the debt securities of such series then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities), and any existing Default or Event of Default or compliance with any provision of the Senior Indenture or the instruments evidencing debt securities with respect to any series may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding debt securities of such series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, debt securities).

Without the consent of each holder of senior debt securities affected, an amendment, supplement or waiver may not (with respect to any debt securities held by a non-consenting holder):

•	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the principal of or change the fixed maturity of any debt securities or reduce the redemption price of any debt securities;

•	reduce the rate of or change the time for payment of interest, including default interest, on any debt securities;

•

waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding senior debt securities and a waiver of the Payment Default that resulted from such acceleration);

•	make any debt securities payable in money other than U.S. dollars;

•

make any change in the provisions of the Senior Indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

•	waive a redemption payment with respect to any debt securities; or

•	make any change in the preceding amendment and waiver provisions.

Notwithstanding the preceding, without the consent of any holder of debt securities, CIT and the Trustee may amend or supplement the Senior Indenture or the senior debt securities:

•	to cure any ambiguity, defect or inconsistency;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to provide for the assumption of CIT’s obligations to holders of debt securities in the case of a merger or consolidation or sale of all or substantially all of CIT’s assets;

•

to make any change that would provide any additional rights or benefits to the holders of such debt securities, increase the interest rate applicable to any series of the debt securities or that does not adversely affect the legal rights under the Senior Indenture of any such holder;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the Senior Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

•

to conform the text of the Senior Indenture or the senior debt securities to any provision of this “Description of Debt Securities” or “Description of Notes” in a prospectus supplement applicable to any series of senior debt securities; and

•	to provide for the issuance of additional senior debt securities in accordance with the limitations set forth in the Senior Indenture as of the date of the Senior Indenture.

The consent of the holders of senior debt securities is not necessary under the Senior Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Legal Defeasance and Covenant Defeasance

CIT may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding senior debt securities of any series (“Legal Defeasance”) except for:

•

the rights of holders of outstanding debt securities of such series to receive payments in respect of the principal of, or interest or premium, if any, on, such debt securities when such payments are due from the trust referred to below;

•

CIT’s obligations with respect to the debt securities of such series concerning issuing temporary certificates for the debt securities, registration of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust;

•	the rights, powers, trusts, duties and immunities of the Trustee, and CIT’s obligations in connection therewith; and

•	the Legal Defeasance and Covenant Defeasance provisions of the Senior Indenture.

In addition, CIT may, at its option and at any time, elect to have its obligations released with respect to certain covenants that are described in the Senior Indenture with respect to the senior debt securities of any series (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the debt securities of such series. In the event

Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default” will no longer constitute an Event of Default with respect to the debt securities of such series.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the senior debt securities of any series:

•

CIT must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest, premium, if any, on, the then outstanding debt securities of such series on the stated date for payment thereof or on the applicable redemption date, as the case may be, and CIT must specify whether such debt securities are being defeased to such stated date for payment or to a particular redemption date;

•

in the case of Legal Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that (a) CIT has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

•

in the case of Covenant Defeasance, CIT must deliver to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the then outstanding debt securities of such series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

•

no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing);

•

such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Senior Indenture) to which CIT is a party or by which CIT is bound;

•

CIT must deliver to the Trustee an officer’s certificate stating that the deposit was not made by CIT with the intent of preferring the holders of the debt securities of such series over the other creditors of CIT with the intent of defeating, hindering, delaying or defrauding any creditors of CIT or others; and

•

CIT must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge

The Senior Indenture will be discharged and will cease to be of further effect as to all senior debt securities of any series issued thereunder, when:

(1) either:

(i) all debt securities of such series that have been authenticated, except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has been deposited in trust and thereafter repaid to us, have been delivered to the Trustee for cancellation; or

(ii) all debt securities of such series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and CIT has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders of the debt securities of such series, Cash in U.S. dollars, non-callable government obligations, or a combination of Cash in U.S. dollars and non-callable government obligations, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the debt securities of such series not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest, to the date of maturity or redemption;

(2) with respect to such series of debt securities, no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which CIT is a party or by which CIT is bound;

(3) CIT paid or caused to be paid all sums payable by it under the Senior Indenture with respect to the debt securities of such series; and

(4) CIT has delivered irrevocable instructions to the Trustee under the Senior Indenture to apply the deposited money toward the payment of the debt securities of such series at maturity or on the redemption date, as the case may be.

In addition, CIT must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee Under the Senior Indenture

Wilmington Trust, National Association will act as Trustee under the Senior Indenture, as permitted by the terms thereof. At all times, the Trustee must be organized and doing business under the laws of the United States, any state thereof or the District of Columbia, and must comply with all applicable requirements under the Trust Indenture Act.

The Trustee may resign at any time by giving us written notice or may be removed as Trustee with respect to any series of outstanding senior debt securities:

•	by act of the holders of a majority in principal amount of such series of outstanding debt securities; or

•

if it (i) fails to comply with the obligations imposed upon it under the Trust Indenture Act; (ii) is not organized and doing business under the laws of the United States, any state thereof or the District of Columbia; (iii) becomes incapable of acting as Trustee; or (iv) a court takes certain actions with respect to such Trustee relating to bankruptcy, insolvency or reorganization.

If the Trustee resigns, is removed or becomes incapable of acting, or if a vacancy occurs in the office of the Trustee for any cause, CIT, by or pursuant to a board resolution, will promptly appoint a successor Trustee or Trustees with respect to the debt securities of such series. CIT will give written notice to holders of the relevant series of debt securities, of each resignation and each removal of the Trustee with respect to the debt securities of such series and each appointment of a successor Trustee. Upon the appointment of any successor Trustee, CIT, the retiring Trustee and such successor Trustee, will execute and deliver a supplemental indenture in which each successor Trustee will accept such appointment and which will contain such provisions as necessary or desirable to transfer to such successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the relevant series of debt securities.

The Trustee may be contacted at the following address: 166 Mercer Street, Suite 2R, New York, NY 10012.

Wilmington Trust, National Association and certain of its affiliates have in the past and may in the future provide banking, investment and other services to CIT. A trustee under the Senior Indenture may act as trustee under any of CIT’s other indentures, including the Subordinated Indenture.

New York Law to Govern

The Senior Indenture is governed by and construed in accordance with the laws of the State of New York applicable to agreements made or instruments entered into and, in each case, performed in that state.

Certain Definitions Applicable to the Senior Indenture

“Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings. In no event shall any Person acquired or formed in connection with a workout, restructuring or foreclosure in the ordinary course of business be considered an “Affiliate” of CIT or any of its Subsidiaries.

“Bankruptcy Custodian” means any receiver, Trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

“Bankruptcy Law” means title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Bearer Security” means any Security in the form established pursuant to the Senior Indenture which is payable to bearer.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including preferred stock, but excluding any debt securities convertible into such equity.

“Cash” means money, currency or a credit balance in any demand or deposit account.

“Coupon” means any interest coupon appertaining to a Bearer Security.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Indebtedness” means, with respect to any Person, such Person’s (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of such Person’s business, (iii) obligations, whether or not assumed, secured by Liens on property now or hereafter owned or acquired by such Person (other than obligations not for borrowed money and other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like nonconsensual statutory Liens arising in the ordinary course of business), (iv) obligations which are evidenced by notes, acceptances, or other similar instruments, (v) that portion of capitalized lease obligations that is properly classified as a liability on a balance sheet in conformity with generally accepted accounting principles, (vi) contingent obligations with respect to the Indebtedness of another Person, including but not limited to the obligation or liability of another which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes contingently liable upon; provided that any Indebtedness owing by us to any of its Subsidiaries or by any Subsidiary to CIT or by any Subsidiary to any other Subsidiary or any contingent obligation in respect thereof shall not constitute Indebtedness for purposes of the Senior Indenture, and (vii) obligations for which such Person is obligated in respect of a letter of credit.

For purposes of the Senior Indenture, Indebtedness shall not include (A) any indebtedness of such Person to the extent (I) such indebtedness does not appear on the financial statement of such Person, (II) such indebtedness is recourse only to certain assets of such Person, and (III) the assets to which such indebtedness is recourse only appear on the financial statements of such Person net of such indebtedness, or (B) any indebtedness or other obligations issued by any Person (or by a trust or other entity established by such Person or any of its affiliates) to the extent (I) primarily serviced by the cash flows of a discrete pool of receivables, leases or other financial or operating assets which have been sold or transferred by CIT or any Subsidiary in securitization or secured financing transactions and (II) such sale or transfer of receivables, leases or other financial or operating assets is treated as a true sale for legal purposes (irrespective of whether such sale or transfer is accounted for as a sale under generally accepted accounting principles or for tax purposes). It is understood and agreed that (1) the amount of any Indebtedness described in clause (iii) for which recourse is limited to certain property of such Person shall be the lower of (x) the amount of the obligation and (y) the fair market value of the property of such Person securing such obligation, and (2) the amount of any obligation described in clause (vi) shall be the lower of (x) the stated or determinable amount of the primary obligation in respect of which such contingent obligation is made, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the agreement embodying such contingent obligation unless such primary obligation and the maximum amount for which such Person may be liable are not stated or determinable, in which case the amount of such contingent obligation shall be such Person’s maximum, reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Issue Date” means, with respect to debt securities of any series, the original issue date of such debt securities.

“Payment Default” means a default caused by a failure to pay any scheduled installment of principal on such Indebtedness prior to the expiration of any applicable grace period on the date of such default.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered into by CIT which is a rate swap, basis swap, total return swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures, or the purchase of credit default swaps.

“Registered Security” means any Security in the form established pursuant to the Senior Indenture which is registered in a Security Register.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting, agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

DESCRIPTION OF CAPITAL STOCK

A brief summary of some of the provisions of our amended and restated certificate of incorporation, amended and restated by-laws and relevant sections of the Delaware General Corporation Law (“DGCL”) is set forth below. The description is qualified in its entirety by reference to our amended and restated certificate of incorporation and our amended and restated by-laws that are filed as exhibits or incorporated by reference to the registration statement of which this prospectus is a part. The following description of our capital stock and provisions of our amended and restated certificate of incorporation and our amended and restated by-laws is only a summary of such provisions and instruments, does not purport to be complete and may be supplemented in prospectus supplements. We urge you to read our amended and restated certificate of incorporation and our amended and restated by-laws in their entirety because they, and not this description, will define your rights as a beneficial holder of our capital stock.

Authorized Capital Stock

Our authorized capital stock consists of 700,000,000 shares, including: (i) 600,000,000 shares of our common stock, $0.01 par value per share, and (ii) 100,000,000 shares of preferred stock, $0.01 par value per share. The number of authorized shares of capital stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of a majority of stockholders entitled to vote voting together as a single class. As of December 31, 2014, we had outstanding 180,982,194 shares of our common stock, held of record by 10 stockholders, including Cede & Co., the nominee of The Depository Trust Company, through which shares held in “street name” are held, and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Our common stockholders are not entitled to cumulative voting in the election of directors; consequently, the holders of a majority of the shares of common stock outstanding have the power to elect all of the directors then standing for election. Except as otherwise required by law or provided in any resolution adopted by our Board of Directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by the stockholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes cast, subject to state law and any voting rights granted to any of the holders of preferred stock. Notwithstanding the foregoing, approval of the following three matters requires the vote of holders of two-thirds of our outstanding capital stock entitled to vote in the election of directors: (i) amending, repealing or adopting of by-laws by the stockholders; (ii) removing directors (which is permitted for cause only); and (iii) amending, repealing or adopting any provision that is inconsistent with certain provisions of our certificate of incorporation. The holders of our common stock do not have any preemptive rights. There are no subscription, redemption, conversion or sinking fund provisions with respect to our common stock.

Subject to preferences that may be applicable to any outstanding shares of preferred stock that our Board of Directors may create, from time to time, holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefor if our Board of Directors, in its discretion, determines to issue dividends and only then at the times and in the amounts that our Board of Directors may determine. Upon the liquidation, dissolution or winding-up of our Company, the holders of our common stock are entitled to receive their ratable share of the net assets of our Company available after payment of all debts and other liabilities, subject to the prior preferential rights and payment of liquidation preferences, if any, of any outstanding shares of preferred stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future.

Preferred Stock

Our Board of Directors has the authority, subject to the limitations imposed by Delaware law, without any further vote or action by our stockholders, to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and rights of the shares of each series, including:

•	the number of shares constituting each series;

•	the voting powers;

•	terms of redemption provisions, including any restrictions on redemption while dividends are in arrears;

•	terms of, and conditions upon, dividends payable to holders;

•	rights and preferences upon liquidation, dissolution or winding-up; and

•	conversion and exchange rights.

Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of our liquidation, dissolution or winding-up before any payment is made to the holders of shares of our common stock.

Our Board of Directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of our common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of our company and may adversely affect the market price of our common stock and the voting and other rights of the holders of our common stock.

Certain Anti-Takeover Provisions of Our Amended and Restated Certificate of Incorporation and Applicable Law

Certain provisions of our amended and restated certificate of incorporation and Delaware law applicable to our business may discourage or make more difficult a takeover attempt that a stockholder might consider in his or her best interest. These provisions may also adversely affect prevailing market prices for our common stock. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unsolicited proposal to acquire or restructure us and outweigh the disadvantage of discouraging those proposals because negotiation of the proposals could result in an improvement of their terms.

For example, our amended and restated certificate of incorporation prohibits stockholders from taking action by written consent. Also, to the extent that our stockholders seek to amend our amended and restated by-laws, our amended and restated certificate of incorporation requires the affirmative vote of not less than two- thirds of the outstanding shares entitled to vote on the matter.

Section 203 of the Delaware General Corporation Law

As a Delaware corporation, we are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who together with affiliates and associates (i) owns 15% or more of a corporation’s voting stock or (ii) is an affiliate or associate of a corporation and was owner of 15% or more of the corporation’s voting stock within three years prior to the determination of interested stockholder status. Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, (a) shares owned by persons who are directors and officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of Section 203 with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or amended and restated by-laws resulting from amendments approved by holders of at least a majority of the corporation’s outstanding voting shares. An amendment to the certificate of incorporation or by-laws of a corporation in order to “opt out” of Section 203 will not be effective until 12 months after adoption of such amendment. The “opt out” of Section 203 will not apply to any business combination between such corporation and any person who became an interested stockholder of such corporation on or prior to the adoption of such amendment. A by-law amendment adopted in order to “opt out” of Section 203 may not be further amended by the board of directors. We have not elected to “opt out” of Section 203.

Exclusive Forum

Our amended and restated by-laws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or amended and restated by-laws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware).

Limitation of Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation includes provisions that limit the personal liability of our directors for monetary damages for breach of their fiduciary duties as directors to the fullest extent permitted by the DGCL. Such limitation shall not apply, except to the extent permitted by the DGCL, (i) for liability under Section 174 of the DGCL, (ii) for any breach of the director’s duty of loyalty to us or our stockholders, (iii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law or (iv) for any transaction from which such director derived an improper personal benefit. These provisions will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director’s breach of his or her duty of care unless permitted under the DGCL.

Our amended and restated certificate of incorporation and our amended and restated by-laws provide for indemnification, to the fullest extent permitted by the DGCL, of any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company, or, at the request of the Company, serves or served as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or any other enterprise, against all expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the defense or settlement of such action, suit or proceeding.

In addition, we have entered into indemnification agreements with each of our directors and officers pursuant to which we will agree to indemnify each such executive officer and director to the fullest extent permitted by the DGCL.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Stockholders Agreement

Concurrent with our entry into the Agreement and Plan of Merger to acquire OneWest, we entered into a Stockholders Agreement with OneWest Holders, who collectively own over 90% of OneWest’s common interests. Pursuant to the Stockholders Agreement, the OneWest Holders agreed not to, directly or indirectly, without the Company’s written consent, (i) form a “group” with other OneWest Holders with respect to any of our voting securities, (ii) otherwise act with other OneWest Holders to seek to control or influence our Board of Directors or management or policies, (iii) publicly disclose any intention or plan prohibited by or inconsistent with (i) and (ii), (iv) transfer any shares of our common stock received in the merger for 90 days following the closing of the merger, subject to certain exceptions, (v) transfer more than half of each OneWest Holder’s shares of our common stock received in the merger for 180 days following the closing of the merger, subject to certain exceptions, or (vi) transfer any shares of our common stock received in the merger to a person or group who, to the knowledge of such OneWest Holder, would beneficially own 5% or more of the outstanding common stock following such transfer, subject to certain exceptions. The restrictions on each OneWest Holder remain in effect until such OneWest Holder owns 20% or less of the shares of our common stock received by such OneWest Holder in the merger.

Pursuant to the Stockholders Agreement, within 90 days following the closing of the merger, we are required to file one or more registration statements with the SEC covering the public resale of common stock beneficially owned by the OneWest Holders (the “registrable securities”). Following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities may request that we effect an underwritten offering of the registrable securities (a “takedown request”). We will not be obligated to effect more than one takedown request. If we are no longer eligible to use an automatic shelf registration statement as defined in Rule 405 under the Securities Act following such 90th day after the closing of the merger, the OneWest Holders holding a majority of the then outstanding registrable securities may request that we file a registration statement and effect an underwritten offering of the registrable securities (a “demand registration”). We will not be obligated to effect more than one demand registration. In addition, following such 90th day after the closing of the merger, the OneWest Holders will have certain “piggyback” registration rights, pursuant to which they will be entitled to register the resale of its registrable securities alongside any offering of our common stock or other equity interests that we may undertake. The amount of securities we may offer may be subject to “cutback” in certain such registered offerings. These registration rights may be transferred by the OneWest Holders to any person or group to which transfer is permitted under the Stockholders Agreement. We will be responsible for the expenses associated with any sale under the agreement by the OneWest Holders, except for their legal fees and underwriting discounts, selling commissions and transfer taxes applicable to such sale. We agreed to indemnify the OneWest Holders in connection with certain Securities Act and Exchange Act liabilities. The Stockholders Agreement will terminate at such time as no registrable securities remain outstanding.

Listing

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “CIT”.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent’s address is P.O. Box 43006, Providence, Rhode Island 02940.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase our debt securities, common stock or preferred stock. The warrants may be issued independently or together with any underlying securities and may be attached or separate from those underlying securities. We will issue each series of warrants under one or more warrant agreements to be entered into between us and a warrant agent to be named in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

The prospectus supplement relating to any warrants that we may offer will contain the specific terms of the warrants. These terms may include, but are not limited to, the following:

•	the title of the warrants;

•	the total number of warrants;

•	the price or prices at which the warrants will be issued;

•	the designation, amount and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price or prices at which the underlying securities purchasable upon exercise of the warrants may be purchased;

•	the terms of any mandatory or optional redemption provisions relating to the warrants;

•	the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	if applicable, the date on and after which the warrants and the underlying securities purchasable upon exercise of the warrants will be separately transferable;

•	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

•	if applicable, a discussion of any material U.S. federal income tax considerations applicable to the exercise of the warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Each warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date shown in the applicable prospectus supplement, unless otherwise specified in such prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

The description in the applicable prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement and warrant certificate, which will be filed with the SEC if we offer warrants. We urge you to read the applicable warrant certificate, the applicable warrant agreement and any applicable prospectus supplement in their entirety.

UNITED STATES TAXATION

This section describes the material United States federal income tax consequences of owning the senior debt securities, subordinated debt securities, common stock and preferred stock (together, the “Securities”) that we may offer. It is the opinion of Sullivan & Cromwell, LLP, counsel to the Company. It applies to you only if you acquire Securities in an initial offering and you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities,

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings,

•	a bank,

•	a life insurance company,

•	a tax-exempt organization,

•	a person that owns Securities that are a hedge or that are hedged against interest rate risks,

•	a person that owns Securities as part of a straddle or conversion transaction for tax purposes,

•	a person that purchases or sells Securities as part of a wash sale for tax purposes, or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

You are a United States holder if, for United States federal income tax purposes, you are a beneficial owner of a Security and you are:

•	a citizen or resident of the United States,

•	a domestic corporation,

•	an estate whose income is subject to United States federal income tax regardless of its source, or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or a trust that has made a qualified election to be treated as a United States person.

You are a non-United States holder if, for U.S. federal income tax purposes, you are the beneficial owner of a Security and you are:

•	a nonresident alien individual,

•	a foreign corporation, or

•	an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from a debt security.

If an entity treated as partnership for United States federal income tax purposes holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Please consult your own tax advisor concerning the consequences of owning these Securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

Taxation of Debt Securities

This subsection deals only with fixed rate debt securities denominated in U.S. dollars, that are due to mature more than one year but 30 years or less from the date on which they are issued and are not

“contingent payment debt instruments” for United States federal income tax purposes. The United States federal income tax consequences of owning any other debt securities will be discussed in an applicable prospectus supplement.

This subsection does not deal with (i) debt securities that are convertible into other securities of the Company and/or exchangeable for securities of the Company or other issuers; (ii) debt securities with respect to which less than the principal amount of the debt securities will be payable upon declaration of acceleration of the maturity of the debt securities; (iii) debt securities that are issued upon the exercise of warrants; (iv) debt securities with respect to which any event of default is deleted, modified or added; and (v) Bearer Securities. The United States federal income tax consequences of owning such debt securities will be discussed in the applicable prospectus supplement.

If you purchase debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your tax advisor regarding this possibility.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of the debt securities in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

United States Holders

This subsection describes certain U.S. federal income tax consequences to a United States holder (as defined above). If you are a non-United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Payments of Interest

Except as described below in the case of interest on a discount note that is not qualified stated interest, each as defined below under “—Original Issue Discount—General”, you will be taxed on any interest on your note as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for United States federal income tax purposes.

Original Issue Discount

General. A note is treated as being issued at an original issue discount if the amount by which the note’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a note’s issue price will be the first price at which a substantial amount of notes included in the issue of which the note is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A note’s stated redemption price at maturity is the total of all payments provided by the note that are not payments of qualified stated interest. Generally, an interest payment on a note is qualified stated interest if it is one of a series of stated interest payments on a note that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the note.

In general, your note is not a discount note if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your note would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your note has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the note, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your note’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by:

•	the stated principal amount of the note.

Generally, if your discount note matures more than one year from its date of issue, you would include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your note. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount note for each day during the taxable year or portion of the taxable year that you hold your discount note. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount note and you may vary the length of each accrual period over the term of your discount note. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount note must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount note’s adjusted issue price at the beginning of the accrual period by your note’s yield to maturity, and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your note allocable to the accrual period.

You must determine the discount note’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount note’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount note’s issue price and any accrued OID for each prior accrual period, and then

•	subtracting any payments previously made on your discount note that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount note contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your note, other than any payment of qualified stated interest, and

•	your note’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your note for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your note after the purchase date but is greater than the amount of your note’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the note immediately after purchase over the adjusted issue price of the note divided by:

•	the excess of the sum of all amounts payable, other than qualified stated interest, on the note after the purchase date over the note’s adjusted issue price.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your note using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount or acquisition premium.

If you make this election for your note, then, when you apply the constant-yield method:

•	the issue price of your note would equal your cost,

•	the issue date of your note would be the date you acquired it, and

•	no payments on your note would be treated as payments of qualified stated interest.

You should consult your tax advisor regarding the consequences of making this election.

Purchase, Sale, Retirement and Other Disposition of Debt Securities

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid stated interest (which will be treated as interest payments), and your adjusted tax basis in your debt security. Your tax basis in your debt security is generally the cost you paid for the debt security, increased by any OID (net of any acquisition premium) included in your income. Such gain or loss will be capital gain or loss. Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes its interest income (including any accrued OID) and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the debt securities.

Non-United States Holders

This subsection describes certain U.S. federal income and estate tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.

Under United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, if you are a non-United States holder of a debt security:

•	we and other U.S. payors generally would not be required to deduct United States withholding tax from payments of principal, premium, if any, and interest (including any OID) to you if, in the case of payments of interest:

1.	you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote,

2.	you are not a controlled foreign corporation that is related to the Company through stock ownership,

3.	you are not a bank whose receipt of interest on the debt securities is described in Section 881(c)(3)(A) of the Code, and

4.	the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

a.

you have furnished to the U.S. payor an Internal Revenue Service (“IRS”) Form W-8BEN or W-8BEN-E or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

b.

in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as the beneficial owner of the payment for United States federal income tax purposes and as a non-United States person,

c.	the U.S. payor has received a withholding certificate (furnished on an appropriate IRS Form W-8 or an acceptable substitute form) from a person claiming to be:

i.

a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the IRS to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

ii.

a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the IRS), or

iii.	a U.S. branch of a non-United States bank or of a non-United States insurance company,

and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payment on the debt securities in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the IRS),

d.	the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business,

i.

certifying to the U.S. payor under penalties of perjury that an IRS Form W-8BEN or W-8BEN-E or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

ii.	to which is attached a copy of the IRS Form W-8BEN or W-8BEN-E or acceptable substitute form, or

e.	the U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person that is, for United States federal income tax purposes, the beneficial owner of the payments on the debt securities in accordance with U.S. Treasury regulations; and

•

in the case of payments of interest, if you cannot meet any of the requirements listed above, such interest payments will generally be subject to withholding of United States federal income tax at a rate of 30%, unless you provide us or our paying agent with a properly executed IRS Form W-8BEN or W-8BEN-E claiming an exemption from (or reduction in) withholding under an applicable income tax treaty or a properly executed IRS Form W-8ECI claiming that the interest is effectively connected with your conduct of a United States trade or business. Such “effectively connected” interest will be taxed as described below.

•

any gain that you realize on the sale or exchange of your debt security generally is not subject to U.S. federal income tax unless (i) you are an individual and are present in the United States for 183 or more days in the taxable year of the sale or exchange and certain other conditions exist, in which case any such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty) or (ii) such gain is effectively connected with your conduct of a United States trade or business (which will be taxed as described below).

•

with respect to any interest or gain that is effectively connected with your conduct of a United States trade or business, you will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. In addition, if you are a foreign corporation that is engaged in a trade or business in the United States, you may be subject to a branch profits tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty).

Federal Estate Taxes

A debt security held by an individual who at death is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•	the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote at the time of death and

•	the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source interest and the gross proceeds from the sale or other disposition of debt securities that can produce U.S.-source interest. Payments of interest that you receive in respect of the debt securities if you are, or hold your debt securities through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your debt securities through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and, (2) if you are, or hold your debt securities through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect U.S. owners. Payments of gross proceeds from a sale or other disposition of debt securities could also be subject to FATCA withholding unless such disposition occurs before January 1, 2017. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. You should consult your own tax advisors regarding the relevant U.S. law, intergovernmental agreements and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

In general, if you are a noncorporate United States holder, we and other payors are required to report to the IRS all payments of principal, any premium and interest (including accrual of any OID) on your debt security. In addition, we and other payors are required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States. Additionally, backup withholding would apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a non-United States holder, we and other payors are required to report payments of interest (including any OID) on your debt securities on IRS Form 1042-S. Payments of principal, premium or interest made by us and other payors to you would otherwise not be subject to information reporting and backup withholding, provided that the certification requirements described above under “—Non-United States Holders” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale (including a retirement or redemption) of debt securities effected at a United

States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale (including a retirement or redemption) effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

Taxation of Common Stock and Preferred Stock

This subsection summarizes certain United States federal income and estate tax consequences of the ownership and disposition of common stock and preferred stock (together, “Stock”).

This subsection does not address preferred stock that is convertible into, or exchangeable for, common stock of the Company, nor does it address preferred stock that can be redeemed for an amount in excess of the issue price of the preferred stock. The United States federal income tax consequences of owning such Stock will be discussed in the applicable prospectus supplement.

You should consult a tax advisor regarding the United States federal tax consequences of acquiring, holding and disposing of Stock in your particular circumstances, as well as any tax consequences that may arise under the laws of any state, local or foreign taxing jurisdiction.

United States Holders

This subsection describes the tax consequences to a United States holder (as defined above). If you are non-United States holder, this subsection does not apply to you and you should refer to “—Non-United States Holders” below.

Distributions Made with Respect to Stock

In general, if distributions are made with respect to Stock, the distributions will be treated as dividends to the extent of our current and accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of our current and accumulated earnings and profits will be treated first as a nontaxable return of capital reducing your tax basis in your Stock, and thereafter as capital gain, the tax treatment of which is discussed below under “—United States Holders—Sale or Redemptions of Stock.” For purposes of the remainder of the discussion in this subsection, it is assumed that dividends paid on Stock will constitute dividends for United States federal income tax purposes.

If you are a corporation, subject to the discussion below under “—Limitations on Dividends-Received Deduction,” dividends that you receive on your Stock will generally be eligible for a 70% dividends-received deduction under the Code, if you will have held such shares, within the meaning of the second subsequent paragraph, for at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which such shares became ex-dividend with respect to such dividend.

Under current law, if you are an individual, dividends that you receive on your Stock will generally be subject to reduced rates of taxation, if (i) you do not elect treat the dividends as “investment income,” which may be offset by investment expense and (ii) you will have held such Stock, within the meaning of the next paragraph, for at least 61 days during the 121-day period beginning on the date which is 60 days before the date on which such Stock become ex-dividend with respect to such dividend or, if the dividend is attributable to a period or periods aggregating over 366 days, you will have held such Stock, within the meaning of the next paragraph, for at least 91 days during the 181-day period beginning 90 days before the ex-dividend date.

In general, for purposes of meeting the holding period requirements for both the dividends-received deduction and the reduced tax rates on dividends described above, you may not count towards your holding period any period in which you (a) have the option to sell, are under a contractual obligation to sell, or have made (and not closed) a short sale of your Stock or substantially identical stock or securities, (b) are the grantor of an option to buy such Stock or substantially identical stock or securities or (c) otherwise have diminished your risk of loss by holding one or more other positions with respect to substantially similar or related property. In general, a taxpayer has diminished its risk of loss on stock by holding a position in substantially similar or related property if the taxpayer is the beneficiary of a guarantee, surety agreement, or similar arrangement that provides for payments that will substantially offset decreases in the fair market value of the stock. In addition, the dividends-received deduction, as well as the reduced maximum tax rate on dividends, are disallowed if the recipient of a dividend is obligated to make related payments with respect to positions in substantially similar or related property. This disallowance applies even if the minimum holding period has been met. You are advised to consult your own tax advisor regarding the implications of these rules in light of your particular circumstances.

Limitations on Dividends-Received Deduction

If you are a corporation, you may not be entitled to take the 70% dividends-received deduction in all circumstances and, even if you are so entitled, you may be subject to special rules in respect of your ownership of Stock. Prospective corporate investors in Stock should consider the effect of:

•

Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as the Stock; and

•

Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” that is eligible for the dividends-received deduction.

Sale, Exchange, or Redemption of Stock

A sale, exchange or other disposition of your Stock will generally result in gain or loss equal to the difference between the amount realized upon the disposition and your adjusted tax basis in the Stock, which will generally equal your purchase price of the Stock, subject to reduction (if applicable) as described under the caption “Distributions Made with Respect to Stock” above. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if your holding period for Stock exceeds one year. Long-term capital gain recognized by a non-corporate U.S. holder is generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.

A redemption of the Stock for cash will be treated as a sale or exchange, taxable as described in the preceding paragraph, if (i) the redemption is “not essentially equivalent to a dividend,” (ii) “substantially disproportionate” with respect to you, (iii) “in complete redemption” of your interest in the Stock, or, (iv) in the case of non-corporate United States holders, “in partial liquidation” of the Company, each of the above within the meaning of Section 302(b) of the Code. In determining whether any of these tests has been met, shares of stock considered to be owned by you by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned, must be taken into account. If none of the above standards is satisfied, then a payment in redemption of Stock will be treated as a distribution subject to the tax treatment described above under “—Distributions Made with Respect to Stock.”

You are strongly encouraged to consult your own tax advisor regarding the characterization of a redemption payment under the rules described in this subsection and the consequences of such characterization to you.

Medicare Tax

A United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the United States holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A United States holder’s net investment income generally includes its dividend income and its net gains from the disposition of shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Stock.

Non-United States Holders

This subsection describes the tax consequences to a non-United States holder (as defined above). If you are a United States holder, this subsection does not apply to you and you should refer to “—United States Holders” above.

Distributions Made with Respect to Stock

Except as described below, if you are a non-United States holder of Stock, distributions made to you are subject to withholding of United States federal income tax at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate. Even if you are eligible for a lower treaty rate, we and other payors will generally be required to withhold at a 30% rate (rather than the lower treaty rate) on distributions to you, unless you have furnished to us or another payor:

•

a valid IRS Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, your status as a non-United States person and your entitlement to the lower treaty rate with respect to such payments, or

•

in the case of payments made outside the United States to an offshore account (generally, an account maintained by you at an office or branch of a bank or other financial institution at any location outside the United States), other documentary evidence establishing your entitlement to the lower treaty rate in accordance with U.S. Treasury regulations.

If you are eligible for a reduced rate of United States withholding tax under an applicable income tax treaty, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the IRS.

If distributions made to you are “effectively connected” with your conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, the dividends are attributable to a permanent establishment that you maintain in the United States, we and other payors generally are not required to withhold tax from such distributions, provided that you have furnished us or another payor a valid IRS Form W-8ECI or an acceptable substitute form upon which you represent, under penalties of perjury, that:

•	you are a non-United States person, and

•	the dividends are effectively connected with your conduct of a trade or business within the United States and are includible in your gross income.

“Effectively connected” distributions are taxed at rates applicable to United States citizens, resident aliens and domestic United States corporations.

If you are a corporate non-United States holder, “effectively connected” distributions that you receive may, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an applicable income tax treaty that provides for a lower rate.

Sale, Exchange, or Redemption of Stock

If you are a non-United States holder, you generally will not be subject to United States federal income tax on gain that you recognize on a sale or exchange of your Stock unless:

•

the gain is “effectively connected” with your conduct of a trade or business in the United States, and the gain is attributable to a permanent establishment that you maintain in the United States, if required by an applicable income tax treaty as a condition for subjecting you to United States taxation on a net income basis, in which case such gain will be taxed as described below,

•

you are an individual, you hold your Stock as a capital asset, you are present in the United States for 183 or more days in the taxable year of the sale and certain other conditions exist (in which case any such gain (net of certain U.S. source losses) will be subject to U.S. federal income tax at a rate of 30% (or at a reduced rate under an applicable income tax treaty)), or

•

we are or have been a United States real property holding corporation for federal income tax purposes and you held, directly or indirectly, at any time during the five-year period ending on the date of disposition, more than 5% of the class of Stock that you are selling or exchanging (assuming such Stock is treated as regularly traded on an established securities market for federal income tax purposes) and you are not eligible for any treaty exemption.

If you are a corporate non-United States holder, “effectively connected” gains that you recognize you will be subject to United States federal income tax generally in the same manner as if you were a United States holder unless an applicable income tax treaty provides otherwise. Such gain may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if you are eligible for the benefits of an income tax treaty that provides for a lower rate.

We have not been, are not and do not anticipate becoming a United States real property holding corporation for United States federal income tax purposes.

Federal Estate Taxes

Stock held by an individual who is not a citizen or resident of the United States (as specifically defined for United States federal estate tax purposes) at the time of death will be included in the holder’s gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

FATCA Withholding

A 30% withholding tax (“FATCA withholding”) may be imposed on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Such payments will include U.S.-source dividends and the gross proceeds from the sale or other disposition of stock that can produce U.S.-source dividends. Payments of dividends that you receive in respect of the Stock if you are, or hold your stock through, a foreign financial institution or non-financial foreign entity generally will be subject to FATCA withholding unless (1) if you are, or hold your stock through, a foreign financial institution, such foreign financial institution (i) has entered into an agreement with the U.S. government to collect and provide to the U.S. tax authorities information about its accountholders (including certain investors in such institution), (ii) qualifies for an exception from the requirement to enter into such an agreement or (iii) complies with the terms of an applicable intergovernmental agreement between the U.S. government and the jurisdiction in which such foreign financial institution operates and, (2) if you are, or hold your stock through, a non-financial foreign entity, such entity has provided certain information regarding its direct and indirect U.S. owners. Payments of gross proceeds from a sale or other disposition of the Stock could also be subject to FATCA withholding unless such disposition occurs before January 1, 2017. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Such intergovernmental agreements may provide different rules with respect to non-U.S. financial institutions. You should consult your own tax advisors regarding the relevant U.S. law, the intergovernmental agreements and other official guidance on FATCA withholding.

Backup Withholding and Information Reporting

If you are a non-corporate United States holder, information reporting requirements, on IRS Form 1099, generally will apply to dividend payments or other taxable distributions made to you within the United States, and the payment of proceeds to you from the sale of the Stock effected at a United States office of a broker. Additionally, backup withholding may apply to such payments if you are a non-corporate United States holder that fails to provide an accurate taxpayer identification number, is notified by the IRS that it has failed to report all interest and dividends required to be shown on its federal income tax returns, or, in certain circumstances, fails to comply with applicable certification requirements.

In general, if you are a non-United States holder, we and other payors are required to report payments of dividends on your Stock on IRS Form 1042-S. In addition, payment of the proceeds from the sale of the Stock effected at a United States office of a broker will not be subject to backup withholding and information reporting if (i) the payor or broker does not have actual knowledge or reason to know that you are a United States person and (ii) you have furnished to the payor or broker an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non- United States person.

In general, payment of the proceeds from the sale of the Stock effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by timely filing a refund claim with the IRS.

PLAN OF DISTRIBUTION

We may offer and sell the securities covered by this prospectus and certain Selling Securityholders may sell common stock, in any of the following three ways (or in any combination) from time to time in one or more transactions:

•	through underwriters, dealers, whether individually or through an underwriting syndicate led by one or more managing underwriters, or remarketing firms;

•	directly to one or more purchasers, including to a limited number of institutional purchasers; or

•	through agents.

Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act. Any discounts or commissions received by an underwriter, dealer, remarketing firm or agent on the sale or resale of securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction, the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement or pricing supplement and will include, among other things:

•	the type of and terms of the securities offered;

•	the price of the securities;

•	the net proceeds to be received by us or by any Selling Securityholders from the sale of the securities;

•	the names of the securities exchanges, if any, on which the securities are listed;

•	the names of any underwriters, dealers, remarketing firms or agents and the amount of securities underwritten or purchased by each of them;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts, agency fees or other compensation to underwriters or agents; and

•	any discounts or concessions which may be allowed or reallowed or paid to dealers.

If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

Pursuant to a requirement by the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum commission, discount or agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker/dealer may not be greater than eight percent of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 under the Securities Act.

If dealers acting as principals are used in the sale of any securities, such securities will be acquired by the dealers, as principals, and may be resold from time to time in one or more transactions at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the applicable prospectus supplement or pricing supplement with respect to the securities being offered.

Securities may also be offered and sold, if so indicated in the applicable prospectus supplement or pricing supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the “remarketing firms,” acting as principals for their own accounts or as agents for us or the Selling Securityholders, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with us or the Selling Securityholders and its compensation will be described in the applicable prospectus supplement or pricing supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act in connection with the securities remarketed thereby.

The securities may be sold directly by us or the Selling Securityholders or through agents designated by us or the Selling Securityholders from time to time. In the case of securities sold directly by us or the Selling Securityholders, no underwriters or agents would be involved. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by us or the Selling Securityholders to such agents, will be set forth in the applicable prospectus supplement or pricing supplement. Unless otherwise indicated in the applicable prospectus supplement or pricing supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

We and certain Selling Securityholders may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from us or the Selling Securityholders at the public offering price set forth in the applicable prospectus supplement or pricing supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement or pricing supplement, and the applicable prospectus supplement or pricing supplement will set forth the commission payable for solicitation of these delayed delivery contracts.

Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into by us and the Selling Securityholders, to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for us or our subsidiaries in the ordinary course of business.

Unless otherwise indicated in the applicable prospectus supplement, all securities offered by this prospectus will be new issues with no established trading market, other than our common stock. Any common stock sold pursuant to a prospectus supplement will be listed on the NYSE, subject to official notice of issuance. We may elect to list any of the securities on one or more exchanges, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. In addition, underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise. These activities may cause the price of the securities to be higher than it would otherwise be. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security before the distribution is completed.

We make no representations or predictions as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we make no representations that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

A Selling Securityholder, if any, may use this prospectus in connection with resales of shares of our common stock. The applicable prospectus supplement will identify the Selling Securityholder, the terms of the securities being offered and sold, and any other necessary information. Any Selling Securityholder may be deemed to be an underwriter in connection with the securities they resell and any profits on such sales may be deemed to be underwriting discounts and commissions under the Securities Act. A Selling Securityholder will receive all the proceeds from the sale of the securities being sold by them pursuant to this prospectus. We will not receive any proceeds from any sales by a Selling Securityholder.

BOOK-ENTRY PROCEDURES FOR DEBT SECURITIES

In this section we describe special considerations that will apply to registered debt securities issued in global, that is book-entry, form.

Global Securities

CIT may issue the global securities in either registered or bearer form, in either temporary or permanent form. Unless the prospectus supplement specifies otherwise, debt securities, when issued, will be represented by a permanent global security or securities, and each permanent global security will be deposited with, or on behalf of, The Depository Trust Company, which we refer to as the Depositary, and registered in the name of a nominee of the Depositary. Investors may elect to hold interests in the global securities through either the Depositary (in the United States), or Clearstream or Euroclear (outside of the United States), if they are participants of those systems, or indirectly through organizations that are participants in those systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (in those capacities, the “U.S. Depositaries”), which in turn will hold the interests in customers’ securities accounts in the depositaries’ names on the books of the Depositary. Except under the limited circumstances described below, permanent global securities will not be exchangeable for securities in definitive form and will not otherwise be issuable in definitive form.

Ownership of beneficial interests in a permanent global security will be limited to institutions that have accounts with the Depositary or its nominee (each a “participant”) or persons who may hold interests through participants. In addition, ownership of beneficial interests by participants in such permanent global security will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by the Depositary or its nominee for that permanent global security. Ownership of beneficial interests in such permanent global security by persons who hold through participants will be evidenced only by, and the transfer of that ownership interest within the participant will be effected only through, records maintained by that participant. The Depositary has no knowledge of the actual beneficial owners of securities. Beneficial owners will not receive written confirmation from the Depositary of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners entered the transaction. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. These laws may impair your ability to transfer your beneficial interests in that permanent global security.

CIT has been advised by the Depositary that upon the issuance of a permanent global security and the deposit of that permanent global security with the Depositary, the Depositary will immediately credit on its book-entry registration and transfer system the respective principal amounts represented by that permanent global security to the accounts of participants.

The paying agent will make all payments on securities represented by a permanent global security registered in the name of or held by the Depositary or its nominee to the Depositary or its nominee, as the case may be, as the registered owner and holder of the permanent global security representing the securities. The Depositary has advised CIT that upon receipt of any payment of principal of, or premium, if any, or interest, if any, on a permanent global security, the Depositary will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal amount of that permanent global security as shown in the records of the Depositary or its nominee. We expect that payments by participants to owners of beneficial interests in a permanent global security held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name” (i.e., the name of a securities broker or dealer), and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

None of CIT, any Trustee, any agent of CIT, or any agent of a Trustee will be responsible or liable for any aspect of the records relating to or payments made on account of beneficial interests in a permanent global security or for maintaining, supervising, or reviewing any of the records relating to such beneficial interests.

A permanent global security is exchangeable for definitive securities registered in the name of, and a transfer of a permanent global security may be registered to, any person other than the Depositary or its nominee only if:

•

the Depositary notifies us that it is unwilling or unable to continue as Depositary for that permanent global security or if at any time the Depositary ceases to be a clearing agency registered under the Exchange Act, and CIT does not appoint a successor Depositary within 90 days;

•	CIT, in its discretion, determines that the permanent global security will be exchangeable for definitive securities in registered form; or

•

an event of default under the indenture shall have occurred and be continuing, as described in the prospectus, and CIT, the Trustee, or the applicable registrar and paying agent notifies the Depositary that the permanent global security will be exchangeable for definitive securities in registered form.

Any permanent global security which is exchangeable will be exchangeable in whole for definitive securities in registered form, of like tenor and of an equal aggregate principal amount as the permanent global security, in denominations of $1,000 and integral multiples thereof. Those definitive securities will be registered in the name or names of such person or persons as the Depositary shall instruct such trustee. CIT expects that those instructions may be based upon directions received by the Depositary from its participants with respect to ownership of beneficial interests in the permanent global security.

In the event definitive securities are issued, you may transfer the definitive securities by presenting them for registration to the registrar at its New York office. If you transfer less than all of your definitive securities, you will receive a definitive security or securities representing the retained amount from the registrar at its New York office within 30 days of presentation for transfer. Definitive securities presented for registration must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to CIT or the Trustee for the securities, duly executed by the holder or his attorney duly authorized in writing. You can obtain a form of written instrument of transfer from the registrar for the securities at its New York office. CIT may require you to pay a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive securities, but otherwise transfers will be without charge. If CIT issues definitive securities,

•	principal of and interest on the securities will be payable in the manner described below;

•	the transfer of the securities will be registrable; and

•	the securities will be exchangeable for securities bearing identical terms and provisions.

If CIT issues definitive securities, CIT will do so at the office of the paying agent, including any successor paying agent and registrar for the securities.

CIT may pay interest on definitive securities, other than interest at maturity or upon redemption, by mailing a check to the address of the person entitled to the interest as it appears on the security register at the close of business on the regular record date corresponding to the relevant interest payment date. The term “record date,” as used in this prospectus, means the close of business on the fifteenth day preceding any interest payment date.

Notwithstanding the foregoing, the Depositary, as holder of the securities, or a holder of more than $1 million in aggregate principal amount of securities in definitive form, may require a paying agent to make payments of interest, other than interest due at maturity or upon redemption, by wire transfer of immediately available funds into an account maintained by the holder in the United States, by sending appropriate wire transfer instructions. Such paying agent must receive these instructions not less than ten days prior to the applicable interest payment date.

A paying agent will pay the principal and interest payable at maturity or upon redemption by wire transfer of immediately available funds received from CIT against presentation of the related security at the office of the paying agent.

Except as provided above, owners of beneficial interests in a permanent global security will not be entitled to receive physical delivery of securities in definitive form and will not be considered the holders of the securities for any purpose under the indenture, and no permanent global security will be exchangeable, except for another permanent global security of like denomination and tenor to be registered in the name of the Depositary or its nominee. As a result, each person owning a beneficial interest in a permanent global security must rely on the procedures of the Depositary and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture.

CIT understands that, under existing industry practices, in the event that CIT requests any action of holders, or an owner of a beneficial interest in a permanent global security desires to give or take any action which a holder is entitled to give or take under the indenture, the Depositary would authorize the participants holding the relevant beneficial interests to give or take this action, and the participants would authorize beneficial owners owning through participants to give or take this action or would otherwise act upon the instructions of beneficial owners owning through them.

Where any debt securities of any series are issued in bearer form, the restrictions and considerations applicable to such debt securities and with respect to the payment, transfer and exchange of such debt securities will be described in the related prospectus supplement.

The Depository Trust Company. The Depositary has advised us that it is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered under the Exchange Act. The Depositary facilitates the post-trade settlement among its participants (“Direct Participants”) of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The Depositary is a wholly-owned subsidiary of The Depositary Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for the Depositary, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the Depositary system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly. The rules applicable to the Depositary and its Participants are on file with the SEC.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning the Depositary and the Depositary’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Clearstream. Clearstream advises that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance, and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including agents, securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations and may include any agents. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers, and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.

Distributions with respect to debt securities held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Clearstream and Clearstream’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Euroclear. Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Euroclear S.A./N.V. (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include any agents. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

Distributions with respect to debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

CIT believes that the sources from which the information in this section and elsewhere in this prospectus concerning Euroclear, the Euroclear Operator, the Cooperative and Euroclear’s system has been obtained are reliable, but CIT takes no responsibility for the accuracy of the information.

Global Clearance and Settlement Procedures

Initial settlement for the securities will be made in immediately available funds. Secondary market trading between participants in the Depositary will occur in the ordinary way in accordance with the Depositary’s rules and will be settled in immediately available funds using the Depositary’s Same-Day Funds Settlement System. Secondary market trading between Clearstream Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through the Depositary, on the one hand, and directly or indirectly through Clearstream or Euroclear Participants, on the other hand, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time). If the transaction meets the settlement requirements, the relevant European international clearing system will deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving securities in the Depositary and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream Participants and Euroclear Participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant in the Depositary will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Credits or any transactions in securities settled during this processing will be reported to the relevant Euroclear or Clearstream

Participants on that following business day. Cash received in Clearstream or Euroclear as a result of sales of debt securities by or through a Clearstream Participant or a Euroclear Participant to a participant in the Depositary will be received with value on the Depositary settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in the Depositary.

Although the Depositary, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of the Depositary, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

BENEFIT PLAN INVESTOR CONSIDERATIONS

For a discussion of considerations for certain benefit plan and similar investors subject to the Employment Retirement Income Security Act of 1974, as amended, or similar laws, see “Benefit Plan Investor Considerations” in the applicable prospectus supplement.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale of shares of our common stock by the OneWest Holders pursuant to the Stockholders Agreement. In certain circumstances, the OneWest Holders are entitled to transfer their rights with respect to registration of such common stock, in which case this prospectus may also relate to resales by the transferee of such rights. In this prospectus, we refer to the OneWest Holders and any such permitted transferee who offers or sells securities hereunder as a “Selling Securityholder.” See “Description of Capital Stock—Stockholders Agreement.” Where applicable, information regarding the amounts of securities being offered by a Selling Securityholder and the amounts beneficially owned by a Selling Securityholder after the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference in this prospectus.

The applicable prospectus supplement will also disclose whether any of the Selling Securityholders has held any position or office or had any other material relationship with us during the three years prior to the date of the prospectus supplement.

VALIDITY OF SECURITIES

Unless otherwise indicated in a supplement to this prospectus, the validity of the securities will be passed upon for us by Sullivan & Cromwell LLP, New York, New York, and certain legal matters will be passed upon for the agents, underwriters and dealers by Cahill Gordon & Reindel LLP, New York, New York. In addition, the validity of the securities offered by this prospectus may also be passed upon for us by Robert J. Ingato, Executive Vice President, General Counsel and Secretary of CIT, or another attorney employed within the CIT Law Department. Mr. Ingato is regularly employed by CIT, may participate in CIT benefit or compensation plans under which he may receive restricted stock awards which settle in common stock and currently beneficially owns less than one percent of the outstanding shares of common stock.

EXPERTS

The financial statements incorporated by reference into this Prospectus from our Current Report on Form 8-K filed with the SEC on October 9, 2014 (dated October 8, 2014), and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated by reference into this Prospectus from our Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

29,293,409 Shares

CIT Group Inc.

Common Stock

PROSPECTUS SUPPLEMENT

November 2, 2015